                                  EXHIBIT 10.8

              MANAGEMENT AGREEMENT, AS AMENDED, DATED JUNE 1, 1992
             BETWEEN TEEKAY SHIPPING LIMITED AND NASSAU SPIRIT INC.

This Agreement dated as of the 1st day of October 1993 and made between:

     Teekay Shipping Limited, a Bahamian Corporation (hereinafter "TKS") and Nassau Spirit Inc, a Liberian Corporation (hereinafter "Shipco").

WHEREAS:

     a) TKS and Shipco entered into a Management Agreement in the form of the Baltic and International Council Standard Ship Management Agreement dated June 1, 1992 (the "Ship Management Agreement"), whereby TKS agreed to provide Ship Management Services for the Vessel "Luzon Spirit";

     b) the consideration for the said Ship Management Services was left to be agreed upon by the parties;

     c) it has been verbally agreed between the TKS and Shipco that commencing October 1, 1993 Shipco shall pay to TKS the sum of U.S. $17,000.00 per month in consideration for the Ship Management Services;

     d)      it is now desirable to document the consideration being paid

Now therefore this Agreement witnesseth that the parties hereto, for and in consideration of the premises, do hereby agree as follows:

     1) the consideration to be paid to TKS for the Ship Management Services pursuant to Clause 15.1 of the Ship Management Agreement shall, effective October 1, 1993 be and remain the sum of U.S. $17,000.00 per month;

     2) in all other respects the parties hereby confirm the terms of the Ship Management Agreement which shall remain in full force and effect.

In witness whereof the Parties hereto have executed this Agreement as of the day and year first above written.

                                           Teekay Shipping Limited


                                           per:
                                                   J.N. HOOD
                                                   President

                                                   Nassau Spirit Inc.


                                           per:
                                                   A.F. COADY
                                                   Vice-President

1.       Date of Agreement

         June 1, 1992

2.       Owners (name, place of registered office)          3.      Managers (name, place of registered
                                                                    office and law of registry)

         NASSAU SPIRIT INC.                                         TEEKAY SHIPPING LIMITED
         Name                                                       Name

         NASSAU, BAHAMAS                                            P.O. BOX SS-6293
         Place of registered office                                 Place of registered office

         BAHAMAS                                                    NASSAU, BAHAMAS
         Law of registry                                            Law of registry

4.       Day and year of commencement of Agreement
         Cl. 2.1.)
         June 1, 1992

5.       Crewing (state "yes" or "no" as agreed)            6.      Technical Management (state "yes" or "no"
         Cl. 2.3(I) and Cl. 3)                                      as agreed) (Cl.2.3.(ff) and Cl. 4)

         YES                                                        YES

7.       Insurance (state "yes" or "no" as agreed)          8.      Freight Management (state "yes" or "no" as agreed)
         (Cl. 2.3.(III) and Cl. 6)                                  (Cl. 2.3.(iv) and Cl. 6)

         YES                                                        NO

9.       Accounting (state "yes" or "no" as agreed)         10.     Chartering (state "yes" or "no" as agreed; if
         (Cl. 2.3.(v) and Cl.7)                                     "yes", also state period of employment
                                                                    (Cl. 2.3.(vi) and Cl. 8)

         YES                                                        NO

                                                                    period of employment in excess of which owners'
                                                                    prior consent shall first be obtained

11.      Sale or purchase of vessel (state "yes" or         12.     Provisions (state "yes" or "no" as agreed)
         "no" as agreed)(Cl. 2.3.(vii) and Cl. 9)                   (Cl. 2.3.(viii) and Cl. 10)

         YES                                                        YES

13.      Bunkering (state "yes" or "no" as agreed)          14.     Operation (state "yes" or "no" as agreed)
         (Cl. 2.3.(ix) and Cl. 11)                                  (Cl.2.3.(x) and Cl. 12)

         YES                                                        YES

15.      Annual management fee (state lump sum amount)      16.     Redundancy costs (state maximum amount)
         (Cl. 15.1)                                                 (Cl. 15.3(b))

         AS AGREED                                                  AS AGREED

17.      Day and year of termination of Agreement

         UNTIL REVOKED

18.      Law and arbitration (state 24.1, 24.2 or 24.3 of Cl. 24, as agreed;
         if 24.3. agreed also state place of arbitration)(if Box 18 not filled in 24.1 shall apply)(Cl. 24)

         NASSAU, BAHAMAS

19.      Notices (state postal and cable address,           20.     Notices (state postal and cable address, telex
         telex and telefax number for service of notice             and telefax number for service of notice and
         and communication to the Owners)(Cl. 25)                   communication to the Managers)(Cl. 25)

         1ST FLOOR, SCOTIABANK BUILDING                             DOWNTOWN BAY STREET
         P.O. BOX SS-6293                                           NASSAU, BAHAMAS
         NASSAU, BAHAMAS                                            TELEX: 20375
         TELEX: 20374                                               FAX: (809) 328-7330



It is mutually agreed between the party mentioned in Box 2 (hereinafter called "the Owners") and the party mentioned in Box 3 (hereinafter called "the Managers") that this Agreement consisting of PART I and PART II as well as ANNEX "A" or ANNEX "B" (as applicable) and ANNEX "C" attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of
PART II and ANNEX "A" or ANNEX "B" (as applicable) and ANNEX "C" to the extent of such conflict but no further.

Signature(s)(Owners)                                    Signature(s)(Managers)

                                    PART II
                  "SHIPMAN" STANDARD SHIP MANAGEMENT AGREEMENT

DEFINITIONS

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

"The Vessel" shall mean the vessel details of which are set out in Annex "A" hereto.

"The Fleet" shall mean the vessels details of which are set out in Annex "B" hereto.

"Crew Support Costs" shall mean all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sickpay, study pay, recruitment and interviews.

1.       MARGINAL HEADINGS

         The Marginal Headings of this Agreement are for identification only and shall not be deemed to be part hereof or be taken into consideration in the interpretation or construction of this Agreement.

2.       APPOINTMENT OF MANAGERS

         2.1. With effect from the day and year stated in Box 4 and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel.

         2.2. The Managers undertake to use their best endeavours to provide the Management Services specified in sub-clause 2.3. on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

         Provided however that the Managers in the performance of their management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

         2.3. Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out, as agents for and on behalf of the Owners, such of the following functions in respect of the Vessel as shall have been indicated affirmatively in Boxes 5 to 14 in PART I:

                 (i)              Crewing (see Clause 3)
                 (ii)             Technical Management (see Clause 4)
                 (iii)            Insurance (see Clause 5)
                 (iv)             Freight Management (see Clause 6)
                 (v)              Accounting (see Clause 7)
                 (vi)             Chartering (see Clause 8)
                 (vii)            Sale or Purchase of Vessel (see Clause 9)
                 (viii)           Provisions (see Clause 10)
                 (ix)             Bunkering (see Clause 11)
                 (x)              Operation (see Clause 12)

         and shall have authority to take such actions as the Managers may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

         2.3. (i) to (x) are options to be agreed, and Boxes 5 to 14 in PART I should be filled in with either "yes" or "no" accordingly.

3.       CREWING (only applicable if 2.3. (i) agreed according to Box 5)

         The Managers shall provide adequate and properly qualified Crew for the Vessel as required by the Owners, provision of which includes but is not limited to the following functions:

         (i) employment of Master, officers and crew (hereinafter collectively referred to as "the Crew") of the Vessel;

         (ii) arrangement of transportation of the Crew, including repatriation;

         (iii)            training of the Crew;

         (iv) supervision of the efficiency of the Crew and administration of all other crew matters such as planning for the manning of the Vessel;

         (v)              payroll arrangement;

         (vi) arrangement and administration of pensions and Crew insurance;

         (vii)            discipline and union negotiations;

         (viii)           enforcement of appropriate standing orders.

4. TECHNICAL MANAGEMENT (only applicable if 2.3.(ii) agreed according to Box 6)

         The Managers shall provide technical management which includes, but is not limited to, the following functions:

         (i) provision of competent personnel to supervise the maintenance and general efficiency of the Vessel;

         (ii) arrangement and supervision of drydockings, repairs, alterations and the upkeep of the Vessel to the standards required by the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the laws and regulations of the country of registry of the Vessel and of the places where she trades;

         (iii) arrangement of the supply of necessary stores, spares and lubricating oil;

         (iv) appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary.

5.       INSURANCE (only applicable if 2.3. (iii) agreed according to Box 7).

         The Managers shall arrange such insurances as the Owners shall have instructed or agreed, in particular as regards insured values, deductibles.

6. FREIGHT MANAGEMENT (only applicable if 2.3.(iv) agreed according to Box 8).

         The Managers shall provide freight management which includes but is not limited to the following functions:

         (i) provision of voyage estimates and accounts and calculation of hire and freights and/or demurrage and despatch moneys due from or due to the Charterers of the Vessel if required by the Owners;

         (ii) arrangement of the proper payment to Owners of all hire and/or freight revenues or other moneys of whatsoever kind to which Owners may be entitled arising out of the employment of or otherwise in connection with the Vessel.

7.       ACCOUNTING (only applicable if 2.3.(v) agreed according to Box 9).

         The Managers shall:

         (i) establish an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records in accordance therewith;

         (ii) maintain the records of all costs and expenditures incurred hereunder as well as data necessary or proper for the settlement of accounts between the parties.

8.       CHARTERING (only applicable if 2.3. (vi) agreed according to Box 10).

         The Managers shall, in accordance with the Owners' Instructions, provide chartering services which includes but is not limited to seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charterparties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 10, consent thereto in writing shall first be obtained from the Owners.

9. SALE OR PURCHASE OF VESSEL (only applicable if 2.3. (vii) agreed according to Box 11).

         The Managers shall, in accordance with the Owners' instructions, supervise the sale or purchase of the Vessel, including the performance of any sale or purchase agreement, but not negotiation of the same.

10. PROVISIONS (only applicable if 2.3. (viii) agreed according to Box 12).

         The Managers shall arrange for the supply of provisions.

11.      BUNKERING (only applicable if 2.3. (ix) agreed according to Box 13).

         The Managers shall arrange for the provision of bunker fuel of the quality specified by the Owners as required for the Vessel's trade.

12.      OPERATION (only applicable if 2.3. (x) agreed according to Box 14)

         The Managers shall provide for the operation of the Vessel, as required by the Owners, which includes but is not limited to the following functions:

         (i) provision of voyage estimates and accounts and calculation of hire, freights, demurrage and/or despatch moneys due from or due to the Charterers of the Vessel;

         (ii)             issue of voyage instructions;

         (iii)            appointment of agents;

         (iv)             appointment of stevedores;

         (v)              arrangement of the surveying of cargoes.

13.      INSURANCE POLICIES

         All Insurances shall be in the joint names of the Owners and the Managers provided that, unless the Managers give their express prior consent, no liability to pay premiums or P&I Calls shall be imposed on the Managers, notwithstanding the restrictions on P&I Cover which would thereby result.

14.      INCOME COLLECTED AND EXPENSE PAID ON BEHALF OF OWNERS

         14.1. All moneys collected by the Managers under the terms of this Agreement (other than moneys payable by the Owners to the Managers) and shall be held to the credit of the Owners.

         14.2. All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 15) may be debited against the Owners in the account referred to under Clause 14.1 but shall in any event remain payable by the Owners to the Managers on demand.

15.      MANAGEMENT FEE

         15.1. The Owners shall pay to the Managers for their services as Managers under this Agreement an annual basic Management Fee in the lump sum amount as stated in Box 15 which shall be payable by equal monthly instalments in advance, the first instalment being payable on the commencement of this Agreement (see Clause 2.1 and Box 4) and subsequent instalments being payable every month.

         15.2. The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff and stationery. Without limiting the generality of Clause 14 the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out-of-pocket expenses properly incurred by the Managers in pursuance of the Management Services.

         15.3. In the event of the appointment of the Managers being terminated by the Owners or the Managers in accordance with the provisions of Clause 23 other than by reason of default by the Managers, or if the Vessel is lost, sold or otherwise disposed of, the Management Fee payable to the Managers according to the provisions of sub-clause 15.1. shall continue to be payable for a further period of three calendar months. In addition, provided that the Managers provide Crew for the Vessel in accordance with Clause 3.

         (a) the Owners shall continue to pay Crew Support Costs during the said further period of three calendar months and

         (b) the Owners shall pay an equitable proportion of any redundancy costs which may materialize not exceeding the amount stated in Box 16.

         15.4. Whilst this Agreement remains in subsistence, if the Owners decide to (MISSING LINE ON COPY) appropriate reduction of the Management Fee for the period exceeding three months until one month before the Vessel is again put into service shall be mutually agreed between the parties.

         15.5. All discounts and commissions obtained by the Managers in the course of the management of the Vessel shall be credited to the Owners.

16.      BUDGETS AND MANAGEMENT OF FUNDS

         16.1.  The Managers shall present to the Owners budget for the [     ]
         in such form as the Owners require.  The budget for the first year
         hereof is set out in Annex "C" hereto.  Subsequent [     ] budgets
         shall be prepared by the Managers and submitted to the Owners. (see Clause 2.1. and Box 4).

         16.2. The Owners shall indicate to the Managers their acceptance and approval of the budget within one month of presentation and in the absence of any such indication the Managers shall be entitled to assume that the Owners have accepted the said budget.

         16.3 Following the agreement of the budget, the Managers shall prepare and present to the Owners their estimate of the working capital requirement of the Vessel and the Managers shall up-date this estimate. Based thereon, the Managers shall request the Owners for the Funds required to run the Vessel for the ensuing __?__, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such Funds shall be received by the Managers within ten days after the receipt of such request and shall be held to the credit of the Owners.

         16.4.

         16.5. The Managers shall produce a monthly comparison between budgeted and actual income and expenditure of the Vessel as required by the Owners.

         16.6. Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

17.      MANAGERS' RIGHT TO SUB-CONTRACT

         The Managers shall not sub-contract any of their obligations hereunder to a third party without the consent of the Owners.

18.      RESPONSIBILITIES

         18.1. Force Majeure.-- Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

         18.2. Liability to Owners.-- Without prejudice to sub-clause 18.1., the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services.

         UNLESS same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers' personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder.

         18.3. Indemnity.-- Except to the extent and solely for the amount therein set out that the Managers would be liable under sub-clause
         18.2. the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of the Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

         18.4. "Himalaya".-- It is hereby expressly agreed that no employee or agent of the Managers (including every sub- contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 18 the Managers are or shall be deemed to the acting as agent or trustee on behalf of and for the benefit of all persons who are or might be his servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

19.      GENERAL ADMINISTRATION

         19.1. The Managers shall handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.

         19.2. The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.

         19.3. The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect to the Vessel.

         19.4. The Owners shall arrange for the provision of any necessary guarantee bond or other security.

         19.5. Any costs incurred by the Managers in carrying out their obligations according to Clause 19 shall be reimbursed by the Owners.

20.      AUDITING

         The Managers shall at all times maintain and keep true and correct accounts and shall make the same available for inspection and auditing by the Owners or their nominee at such times as may be mutually agreed.

21.      INSPECTION OF VESSEL

         The Owners shall have the right at any time after giving reasonable notice to the Managers to inspect the vessel for any reason they consider necessary.

22.      COMPLIANCE WITH LAW AND REGULATIONS

         The Managers will not do or permit anything to be done which might cause any breach or infringement of the laws and regulations of the country of registry of the Vessel, and of the places where she trades.

23.      DURATION OF THE AGREEMENT

         23.1. This Agreement shall come into effect on the date stated in Box 4 and shall continue until the date stated in Box 17. Thereafter it shall continue until terminated by either party giving to the other notice in writing. In which event the Agreement shall terminate upon the expiration of a period of two months from the date upon which such notice was given.

         23.2. Termination by default.-- The Managers shall be entitled to terminate the Agreement by notice in writing if any moneys payable by the owners of any vessel in the Fleet, whether under this or any other Management Agreement, shall not have been received in the Managers' nominated account within ten days of payment having been requested in writing by the Managers.

         The Managers shall also be entitled to terminate the Agreement by notice in writing if after receipt of written notice of objection thereto from the Managers the owners of any vessel in the Fleet whether under this or any other Management Agreement proceed with employment of or continue to employ their vessel in a trade or in a manner which is, in the opinion of the Managers, likely to be detrimental to their reputation as Managers or (otherwise than by virtue of ordinary business competition) be prejudicial to the commercial interest of the Managers.

         This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

         23.3. Extraordinary Termination.-- This Agreement shall be deemed to be terminated in the case of the sale of the Vessel of if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.

         23.4.  For the purpose of sub-clause 23.3. hereof:

         a) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;

         b) the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with here Underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her Underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

         23.5. The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

24.      LAW AND ARBITRATION

         24.1. This Agreement shall be governed by English law and any dispute arising out of this Agreement shall be referred to arbitration in London, one arbitrator being appointed by each party. In accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single Arbitrator appointed shall apply. If two Arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

         24.2. Should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this agreement may be made a rule of the Court. The arbitrators shall be members of the Society of Maritime Arbitrators, Inc. of New York and the proceedings shall be conducted in accordance with the rules of the Society.

         24.3. Any dispute arising out of this Agreement shall be referred to arbitration at the place indicated in Box 18, subject to the law and procedures applicable there.

         24.4. If Box 18 in PART I is not filled in, sub-clause 24.1. of this Clause shall apply.

         24.1., 24.2. and 24.3. are alternatives; indicate alternative agreed in Box 18.

25.      NOTICES

         25.1. Any communication may be sent by telex, telefax, registered or recorded mail or by personal service.

         25.2.  The address of the Parties for service of such (UNREADABLE).

                            SCHEDULE TO EXHIBIT 10.8

         The Management Agreements not required to be filed because each of them is substantially identical to Exhibit 10.8, and the material details by which each such Management Agreement differs from Exhibit 10.8 are as follows:

1. Management Agreement dated August 8, 1995 between VSSI Oceans Inc. and Teekay Shipping Limited.
         a.      Name of Owner: VSSI Oceans Inc.
         b.      Name of vessel owned by VSSI Oceans Inc.:
                 Poul Spirit, Official No. 10328

2. Management Agreement dated December 3, 1993 and amendments thereto, between VSSI Atlantic Inc. and Teekay Shipping Limited.
         a.      Name of Owner: VSSI Atlantic Inc.
         b.      Name of vessel owned by VSSI Atlantic Inc.
                 Torben Spirit, Official No. 723526

3. Management Agreement dated December 3, 1993 and amendments thereto, between Senang Spirit Inc. and Teekay Shipping Limited.
         a.      Name of Owner: Senang Spirit Inc.
         b.      Name of vessel owned by Senang Spirit Inc.
                 Senang Spirit, Official No. 723521

4. Management Agreement dated February 1, 1992 and amendments thereto, between VSSI Appian Inc. and Teekay Shipping Limited.
         a.      Name of Owner: VSSI Appian Inc.
         b.      Name of vessel owned by VSSI Appian Inc.
                 Mayon Spirit, Official No. 720752

5. Management Agreement dated August 27, 1992 and amendments thereto, between Exuma Spirit Inc. and Teekay Shipping Limited.
         a.      Name of Owner: Exuma Spirit Inc.
         b.      Name of vessel owned by Exuma Spirit Inc.
                 Leyte Spirit, Official No. 720796

6. Management Agreement dated November 26, 1992 and amendments thereto, between Andros Spirit Inc. and Teekay Shipping Limited.
         a.      Name of Owner: Andros Spirit Inc.
         b.      Name of vessel owned by Andros Spirit Inc.
                 Samar Spirit, Official No. 723134

                          ANNEX A TO EXHIBIT 10.8

Date of Agreement:     June 1, 1992

Name of Vessel:        LUZON SPIRIT

Particulars of Vessel: PORT OF REGISTRY: NASSAU, BAHAMAS
                       OFFICIAL NO: 720776

                      ANNEX B (FLEET) TO EXHIBIT 10.8

Date of Agreement:     June 1, 1992

Name of Vessel:        LUZON SPIRIT

Particulars of Vessel: PORT OF REGISTRY: NASSAU, BAHAMAS
                       OFFICIAL NO: 720776

                          ANNEX C TO EXHIBIT 10.8

Date of Agreement: June 1, 1992

Managers' Budget for the first year with effect from the Commencement Date of this Agreement: